AMPER, POLITZINER & MATTIA, LLP
CERTIFIED PUBLIC ACCOUNTANTS
and CONSULTANTS

2015 LINCOLN HIGHWAY
P.O. BOX 988
EDISON, NJ 08818-0988

PHONE: 732.287.1000
FAX: 732.287.3200
WWW.AMPER.COM

June 16, 2010

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the form 8K dated June 16, 2010 of CT Holdings, Inc. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our resignation and our audits for the years ended December 31, 2007 and 2006, and our review of the subsequent interim periods through September 30, 2008.

Very Truly Yours,

Amper, Politziner & Mattia, LLP

Amper, Politziner & Mattia, LLP
Edison, New Jersey